Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: sdoney@caneclark.com

July 3, 2013

Luckycom, Inc.

Level 8, Two Exchange Square,

8 Connaught PlaceCentral Hong Kong

Re: Luckycom Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Luckycom, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering of 400,000 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 400,000 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Scott Doney

Scott Doney, Esq.

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1/A Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Luckycom, Inc.

Very truly yours,

/s/ Scott Doney

Scott Doney, Esq

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